UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) September 26, 2024
flyExclusive, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40444	86-1740840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2860 Jetport Road, Kinston, NC	28504
(Address of principal executive offices)	(Zip Code)
252-208-7715
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	FLYX	NYSE American LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	FLYX WS	NYSE American LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 26, 2024, the Compensation Committee of the Board of Directors (the “Committee”) of flyExclusive, Inc. (together with its consolidated subsidiary described below, the “Company”) appointed Brad Garner as Chief Financial Officer, Matthew Lesmeister as Chief Operating Officer and Michael Guina as Chief Commercial Officer (each individually, an “Appointee”), each appointment effective September 26, 2024 (each an “Appointment” and together, the “Appointments”). Prior to the Appointments, Mr. Lesmeister was the Company’s Chief Financial Officer and Mr. Guina was the Company’s Chief Operating Officer.

Prior to joining the Company, Mr. Garner served as Chief Financial and Chief Compliance Officer for Hale Partnership Capital Management, LLC (“Hale”) since 2015, which manages investment funds for individuals, large family offices, and endowments. While at Hale, Mr. Garner also served as the Chief Financial Officer and Principal Accounting Officer for HG Holdings, Inc. (formerly Stanley Furniture Company, Inc.), a publicly traded company, from 2018 through 2022. Prior to Hale, Mr. Garner spent nearly 10 years in public accounting at Dixon Hughes Goodman LLP in the audit practice of both public and private companies as well as in the tax practice with a focus on domestic closely held entities.

Mr. Lesmeister joined the Company in May 2024 as Executive Vice President and Chief of Staff and was appointed as Chief Financial Officer in June 2024. Prior to joining the Company, Mr. Lesmeister served in various positions since February 2016 at Fox Factory Holding Corp., a publicly traded global leader in the design and manufacturing of premium products for sport and off-road vehicles, most recently as Vice President, Transformation and Strategy.

Mr. Guina joined the Company in April 2015 as Chief Operating Officer. Prior to joining LGM, Mr. Guina spent 11 years as Executive Vice President of Delta Private Jets where his responsibilities included oversight of all aspects of operations, sales, product development and revenue management. Prior to his time with Delta Private Jets, Mr. Guina spent ten years with Air Partner PLC where he ultimately served as President of US Operations. Mr. Guina is type rated on the Citation Excel and CJ aircraft and frequently serves as a pilot on LGM charter flights.

There are no family relationships between Messrs. Garner, Lesmeister or Guina and any of the Company’s directors or executive officers. There are no related-party transactions between Messrs. Garner, Lesmeister or Guina and the Company.

In connection the Appointments, Exclusive Jets, LLC, a North Carolina limited liability company and subsidiary of the Company (“Exclusive Jets”), entered into employment agreements with each of Messrs. Garner, Lesmeister and Guina (each an “Employment Agreement” and together the “Employment Agreements”), dated September 26, 2024 (the “Effective Date”), on substantially identical terms. Pursuant to the Employment Agreements, the Company has agreed to provide each Appointee with (i) a base salary of $500,000, (ii) a discretionary annual bonus of up to 50% of the base salary, based upon the achievement of certain objectives set each year, half of which objectives for the Company and the other half will objectives set for the Appointee, (iii) eligibility to receive up to $250,000 in each calendar year through long-term incentive plan (the “LTIP”), subject to the Board’s approval of the LTIP, and (iv) the following stock options to purchase shares of Company Class A common stock (the “stock options”) which vest over three years: 1,600,000 stock options on the Effective Date, 800,000 stock options on the first anniversary of the Effective Date and 800,000 stock options on the second anniversary of the Effective Date, in each case subject to Board approval.

Each Employment Agreement is terminable at any time. The Company may terminate the Employee for “Cause” or for “Disability,” each as defined in the Employment Agreement. The Employee may terminate employment for “Good Reason,” as defined in the Employment Agreement, and which includes a material reduction by the Company of the Employee’s duties, responsibilities or authority, a relocation of the Company’s principal place of business to which the Employee reports more than 25 miles from its immediately preceding location, and a material reduction in the Employee’s annual base salary unless all officers experience an equal or greater percentage reduction in annual salary and/or total compensation.

In the event of the Employee’s termination other than for death or Disability or for Cause, (i) the Company will continue to pay to Employee his base salary for a period of six months unless the termination occurs at the time of or within the 12 months immediately following a Change in Control (as defined in the Company’s 2023 Equity Incentive Plan) in which case the Company will continue to pay to Employee his Base Salary for a period of 12 months, (ii) if Employee timely elects continued health insurance coverage under COBRA, the Company will pay the entire premium necessary to continue such coverage for Employee and Employee's eligible dependents until the conclusion of the time when Employee is receiving continuation of Base Salary payments or until Employee becomes eligible for group health insurance coverage under another employer's plan, whichever occurs first, provided however that the Company has the right to terminate such payment of COBRA premiums on behalf of Employee and instead pay Employee a lump sum amount equal to the COBRA premium times the number of months remaining in the specified period if the

Company determines in its discretion that continued payment of the COBRA premiums is or may be discriminatory under Section 105(h) of the Code, and (iii) the Company will provide such other or additional benefits, if any, as may be provided under applicable employee benefit plans, programs and/or arrangements of the Company.

Item 8.01 Other Events.

On September 27, 2024, the Company issued a press release announcing the appointments of Messrs. Garner, Lesmeister and Guina. A copy of the press release is included herewith as Exhibit 99.1.

Item 9.01. Financial Statement and Exhibits.
(d) Exhibits.

Exhibit No.	Document
10.1	Employment Agreement, dated September 26, 2024, by and between Exclusive Jets, LLC and Brad Garner.
10.2	Employment Agreement, dated September 26, 2024, by and between Exclusive Jets, LLC and Matthew Lesmeister.
10.3	Employment Agreement, dated September 26, 2024, by and between Exclusive Jets, LLC and Michael Guina.
99.1	Press Release, dated September 27, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 27, 2024

FLYEXCLUSIVE, INC.

By:	/s/ Thomas James Segrave, Jr.
Name:	Thomas James Segrave, Jr.
Title:	Chief Executive Officer and Chairman

4